Exhibit 99.1

ADVAXIS INCORPORATED RECEIVES LIST OF QUESTIONS
FROM THE U.S. FOOD AND DRUG ADMINISTRATION

Response to the Company’s IND for Its Lead Drug Candidate,
Lovaxin C, For the Treatment of Cervical Intraepithelial Neoplasia

North Brunswick, NJ - July 29, 2008 - Advaxis Inc., (OTCBB: ADXS), a developmental biotechnology company, received comments from the U. S. Food & Drug Administration (the “FDA”) regarding its Investigational New Drug (“IND”) application for Lovaxin C, the Company’s lead drug candidate, which was filed with a proposed Phase II study for the treatment of Cervical Intraepithelial Neoplasia (“CIN”).

The FDA’s first written response letter, received last week, addressed preclinical, manufacturing, microbiologic, immunologic and clinical questions concerning Lovaxin C and its therapeutic use in CIN and cervical cancer caused by the sexually transmitted human papilloma virus (“HPV”). The FDA also requested additional justification for the first proposed Phase II study in this indication and the potential risks and benefits of the proposed therapy relative to the current surgical standard therapy.

”We will respond to these requests in short order,” commented Advaxis Chairman & CEO Thomas Moore. “In the interim, the proposed Phase II study is on clinical hold as we work closely with the FDA to address their concerns.”

A recently completed Phase I trial of Lovaxin C addressed advanced, recurrent cervical cancer with distant metastases among patients who had failed prior therapy. This trial of 15 patients administered multiple doses of Lovaxin C to patients with advanced disease. Advaxis plans to conduct additional work with Lovaxin C in cervical cancer treatment in collaboration with the National Cancer Institute (the “NCI”) beginning in early 2009.

About Advaxis, Inc.

Based in North Brunswick, New Jersey, Advaxis is developing proprietary Listeria monocytogenes (“Lm”) cancer vaccines based on technology developed by Dr. Yvonne Paterson, Professor of Microbiology at the University of Pennsylvania and Chairperson of Advaxis’ Scientific Advisory Board. Advaxis is developing therapeutic cancer vaccines that enhance the immune system’s cancer fighting abilities through its proprietary Lm based system, which utilizes multiple simultaneous immunological mechanisms to fight cancer.

Advaxis’ lead Listeria vaccine candidate, Lovaxin C, targets HPV-associated cancers such as cervical, and head and neck. Current Lm vaccines in development target prostate, breast and ovarian and other cancers. The Lm platform also has applications in the fields of infectious disease and autoimmune disorders.

For further information on the Company, please visit: http://www.advaxis.com.

About Lovaxin C Vaccine

Advaxis’ Listeria technology platform uses modified Listeria monocytogenes to deliver a tumor-specific antigen fusion protein. Bioengineered Listeria that are attenuated and secrete Advaxis’ proprietary fusion protein, have the ability to generate a robust immune response, break immune tolerance to cancer and produce an unusually strong and effective multi-level therapeutic immune response to existing cancer and other diseases.

Advaxis’ Listeria-based technology is based on over a decade’s worth of work by Dr. Yvonne Paterson in her laboratory at the University of Pennsylvania. The Company’s proprietary antigen fusion protein technology, stimulates innate immunity, both arms of the adaptive cellular immune system, suppresses regulatory T cells that inhibit many vaccines in the function of activated tumor-killing cells and has other anti-tumor effects.

Unlike prophylactic vaccines, Lovaxin C was designed to treat women who have already developed cervical cancer because of contracting a human papilloma virus (“HPV”) infection, which is the most prevalent sexually transmitted disease in the US. Current products on the market are ineffective in treating HPV-infected women.

For further information on Lovaxin C, please visit: http://www.advaxis.com/lc.htm

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements deal with the Company’s current plans, intentions, beliefs, expectations and statements of future economic performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission, including regulatory actions. The Company cannot guarantee its future results, levels of activity, performance or achievements.

Contacts:

The Investor Relations Group
212-825-3210

Investor Relations

Conrad F. Mir
cmir@investorrelationsgroup.com

Christine A. Berni
cberni@investorrelationsgroup.com

Public & Media Relations

Janet Vasquez
jvasquez@investorrelationsgroup.com

Laura Colontrelle
lcontrelle@investorrelationsgroup.com

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